NEWS RELEASE

FOR IMMEDIATE RELEASE

NRG Energy, Inc. Reaches Settlement to Resolve Connecticut Contract Issues

Minneapolis; November 6, 2003 — NRG Energy, Inc. announced that its power marketing unit, NRG-Power Marketing Inc. (NRG-PMI), has reached a comprehensive settlement agreement with Connecticut Light & Power (CL&P), the Connecticut Attorney General, the Connecticut Department of Public Utility Control and the Office of Consumer Counsel, to resolve outstanding litigation issues relating to rejection of the Standard Offer Service (SOS) contract between NRG-PMI and CL&P.

Under the terms of the settlement, NRG-PMI will continue to supply power to CL&P at the existing contract price through the remaining term of the SOS contract. In addition, CL&P will accelerate the payment of account receivables to NRG-PMI. The settlement will also resolve litigation matters relating to rejection of the SOS contract that are currently before the U.S. Court of Appeals, Second Circuit.

“We are extremely pleased to have reached a reasonable resolution to the complex and contentious dispute relating to the SOS contract,” said John R. Boken, Interim President and Chief Operating Officer of NRG. “This settlement represents the completion of another important step in our restructuring process.”

The settlement agreement is subject to regulatory and legal approvals, including the U.S. Bankruptcy Court and the Federal Energy Regulatory Commission (FERC).

“This settlement could not have been reached without the diligent efforts of the Connecticut Attorney General, Richard Blumenthal, his staff and the management team at CL&P,” said Boken. “We truly appreciate their willingness to evaluate numerous alternative solutions and their shared commitment to forging a creative solution that ultimately met the primary objectives of all parties.”

NRG-PMI entered into the SOS contract with CL&P in October 1999. NRG’s obligations under the SOS contract include supplying 45 percent of the daily power requirements of CL&P’s customer base at a fixed rate per megawatt-hour. NRG entered into the four-year contract — which commenced on January 1, 2000 and runs through December 31, 2003 — after the 1999 purchase of four generating stations and remote jet facilities from CL&P.

In May 2003, NRG Energy, Inc. and certain of its subsidiaries, including NRG-PMI, filed voluntary bankruptcy petitions in U.S. Bankruptcy Court in the Southern District of New York. In connection with its bankruptcy filing, NRG-PMI sought authority to reject and cease performance on several financially burdensome agreements, including the SOS contract.

In June 2003, NRG-PMI received approval from the U.S. Bankruptcy Court to reject the SOS contract but has been precluded from ceasing performance as a result of legal challenges and uncertainty as to which court or regulatory body has ultimate authority over the contract. NRG-PMI continues to meet its obligations under the contract.

NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the United States. Its operations include competitive energy production and cogeneration facilities, thermal energy production and energy resource recovery facilities.

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, obtaining regulatory and legal approvals for the settlement, including from the U.S. Bankruptcy Court and the Federal Energy Regulatory Commission. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the possibility that the necessary regulatory and legal approvals of the settlement will not be obtained.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s filings with the Securities and Exchange Commission.

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Contact:	Lesa Bader
NRG Energy, Inc.
612.373.6992